UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 12, 2018

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note.

This amendment amends the Current Report on Form 8-K filed by Lennar Corporation (the “Company”) on February 13, 2018 (the “Current Report”) solely to indicate that the financial statements and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K relating to the Merger were previously filed by the Company. This amendment does not amend or otherwise affect the other disclosures in the Current Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 13, 2018, the Company filed the Current Report to report the completion of the acquisition of CalAtlantic Group, Inc. (“CalAtlantic”) through a transaction in which CalAtlantic was merged with and into a wholly-owned subsidiary of the Company (“Merger Sub”), with Merger Sub continuing as the surviving corporation and a subsidiary of the Company (the “Merger”).

This amendment to the Current Report is being filed to indicate that the financial statements and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K relating to the Merger were previously filed by the Company.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The unaudited historical condensed consolidated financial statements of CalAtlantic as of September 30, 2017 and for the nine month periods ended September 30, 2017 and 2016 were filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on November 14, 2017.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company and CalAtlantic as of, and for the nine month period ended, August 31, 2017 and for the year ended November 30, 2016 were filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K/A filed on November 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2018	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer